Exhibit 99.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), I, Robert E. Farnham, the Senior Vice President and Chief Financial Officer of Health Management Associates, Inc., certify that (i) the Annual Report of the Health Management Associates, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits for the Health Management Associates, Inc. Retirement Savings Plan.

A signed original of this written statement required by Section 906 has been provided to Health Management Associates, Inc. and will be retained by Health Management Associates, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ ROBERT E. FARNHAM
Robert E. Farnham Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: June 23, 2003